EXHIBIT 10.1

SUPERIOR UNIFORM GROUP, INC.
2013 INCENTIVE STOCK AND AWARDS PLAN

1.     Purpose.

The Superior Uniform Group, Inc. 2013 Incentive Stock and Awards Plan has two complementary purposes: (a) to attract and retain outstanding people as officers, directors, employees, consultants and advisors, and (b) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

2.     Definitions.

Capitalized terms used in this Plan have the following meanings:

(a)     “Affiliates” means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture that the Committee designates in which the Company has a significant interest, as the Committee determines in its discretion.

(b)     “Award” means a grant of Options, Performance Shares, Performance Units, Restricted Stock, SARs or an annual incentive award under this Plan.

(c)     “Board” means the Board of Directors of the Company.

(d)     “Change of Control” means the occurrence of any one of the following events:

(i)     any “Person” (as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that the term “Person” shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities that are beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing twenty-five percent (25%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(ii)     the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on May 3, 2013, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors on May 3, 2013, or whose appointment, election or nomination for election was previously so approved; or

(iii)     consummation of a merger or consolidation of the Company with any other corporation or approval of the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing twenty-five percent (25%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv)     the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of twenty-four (24) consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(e)     “Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 14(d), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(f)     “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(g)     “Committee” means the Compensation Committee of the Board (or such successor committee with the same or similar authority), which must be composed solely of not less than two Directors, each of whom must qualify as an “outside director” within the meaning of Code Section 162(m) and as a “non-employee director” within the meaning of Rule 16b-3.

(h)     “Common Stock” means the common stock of the Company, subject to adjustment as provided in Section 14.

(i)     “Company” means Superior Uniform Group, Inc., a Florida corporation, or any successor thereto.

(j)     “Director” means a member of the Board, and “Non-Employee Director” means a member of the Board who is not also an employee of the Company or its Affiliates.

(k)     “Director Awards” shall have the meaning set forth in Section 5(b).

(l)     “Effective Date” means the date the Company’s shareholders approve this Plan.

(m)     “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(n)     “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, but consistent with the requirements of the Code and other applicable law, will be used.

(o)     “Option” means the right to purchase Shares at a stated price. “Options” may either be “incentive stock options” which meet the requirements of Code section 422, or “nonqualified stock options” which do not meet the requirements of Code section 422.

(p)     “Participant” means (i) an officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its Affiliates, who the Committee designates to receive an Award under this Plan, and (ii) a Non-Employee Director who receives a Director Award under Section 5(b) of this Plan.

(q)     “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code section 162(m), such other goals as the Committee may establish in its discretion.

(r)     “Performance Shares” means the right to receive Shares to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but not in any event more than five years.

(s)     “Performance Units” means the right to receive monetary units with a designated dollar value or monetary units the value of which is equal to the Fair Market Value of one or more Shares, to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but in any event not more than five years.

(t)     “Plan” means this Superior Uniform Group, Inc. 2013 Incentive Stock and Awards Plan, as amended from time to time.

(u)     “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

(v)     “SAR” means the right to receive cash or Shares with a value equal to the increase in the Fair Market Value of one or more Shares.

(w)     “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(x)     “Share” means a share of Common Stock.

(y)     “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(z)     The term “Ten Percent Shareholder” shall mean an individual who owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations within the meaning of Code section 422.

3.     Administration.

(a)     Committee Administration. The Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Committee designations, determinations, interpretations and other decisions must be approved in the manner provided by the Company’s bylaws, the Committee’s charter (if any) and applicable corporate law. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions made under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, any be made at any time, and are final and binding on any person with an interest therein.

(b)     Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee, except that no such delegation to officers is permitted with respect to individuals who are Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)     No Liability. No member of the Committee, and no officer to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company’s bylaws permit.

4.     Eligibility. The Committee may designate from time to time the Participants to receive all Awards under this Plan. The Committee’s designation of a Participant in any year will not require them to designate such person to receive an Award in any other year. The Committee may consider such factors as it deems pertinent in selecting a Participant and in determining the types and amounts of Awards. In making such selection and determination, factors the Committee may consider include: (a) the Company’s financial condition; (b) anticipated profits for the current or future years; (c) the Participant’s contributions or expected contributions to the profitability and development of the Company or any Affiliate; and (d) other compensation provided to the Participant. Non-Employee Directors may receive Awards under Section 5(b), and are not eligible to receive any other Awards.

5.      Grants of Awards.

(a)     Discretionary Grants of Awards. Subject to the terms of this Plan, the Committee has full power and authority to: (i) determine the type or types of Awards to be granted to each Participant; (ii) determine the number of Shares with respect to which an Award is granted to a Participant, if applicable; and (iii) determine any terms and conditions of any Award granted to a Participant. Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). Tandem Awards may be granted either at the same time as, or at different times from, the grant of the other Awards (or awards) to which they relate. The Committee’s determinations need not be the same for each grant or for each Participant.

(b)     Grants of Awards to Non-Employee Directors. On the date of each annual meeting of shareholders of the Company during the term of this Plan, each Non-Employee Director (including members of the Committee) will be eligible to receive a grant on such meeting date of an Award (“Director Awards”) on such terms and conditions as the Committee may determine. Subject to the terms of this Plan, the Committee has full power and authority to: (i) determine the type or types of Awards to be granted to each Non-Employee Director; (ii) determine the number of Shares with respect to which an Award is granted to a Non-Employee Director, if applicable; and (iii) determine any terms and conditions of any Award granted to a Non-Employee Director. Non-Employee Directors will not be eligible for any other Award under this Plan.

6.     Shares Reserved under this Plan.

(a)     Plan Reserve. Subject to subsection (c), an aggregate of 2.5 million Shares are reserved for issuance under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. The limitations of this subsection are subject to adjustments as provided in Section 14.

(b)     Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock or pursuant to incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock, but such shares may not be issued pursuant to incentive stock options.

(c)     Addition of Shares from Predecessor Plan. After the Effective Date of this Plan, if any Shares subject to awards granted under the Company’s 2003 Incentive Stock Option and Awards Plan would again become available for new grants under the terms of such prior plan if the prior plan were still in effect, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the Shares available under this Plan as determined under the first sentence of subsection (a). Any such Shares will not be available for future awards under the terms of the Company’s 2003 Incentive Stock Option and Awards Plan.

(d)     Incentive Stock Option Limitation. Notwithstanding anything to the contrary, but subject to adjustments as provided in Section 14, the maximum aggregate number of Shares that may be issued under this Plan pursuant to the exercise of incentive stock options shall be 2.5 million Shares.

(e)     Section 162(m) Limitation. Notwithstanding anything to the contrary, but subject to adjustments as provided in Section 14, the maximum number of Shares with respect to which Awards may be granted to any individual employee during any calendar year shall be 200,000 Shares. To the extent required by Section 162(m) of the Code, Shares which are canceled shall continue to be counted against such limit.

7.     Options.

(a)     Eligibility. The Committee may grant Options to any Participant it selects. The Committee must specify whether the Option is an incentive stock option or a nonqualified stock option, but only employees of the Company or a Subsidiary may receive grants of incentive stock options.

(b)     Exercise Price. For each Option, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant. Notwithstanding anything herein to the contrary, if an incentive stock option is granted to any Participant who, at the time of grant, is a Ten Percent Shareholder, the exercise price of such Option shall not be less than 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant and the term of such Option shall not extend beyond five years from the date of grant.

(c)     Terms and Conditions of Options. An Option will be exercisable at such times and subject to such conditions as the Committee specifies, except that the Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code section 422 except to the extent the Committee determines otherwise. The aggregate Fair Market Value of the stock for which an incentive stock option is exercisable by a Participant for the first time during any calendar year under the Plan and any other plans of the Company or its subsidiaries may not exceed $100,000. To the extent this limitation is exceeded, such incentive stock option shall automatically be treated as a nonqualified stock option. This limit shall be applied by taking Options into account in the order in which they were granted.

8.     Stock Appreciation Rights.

(a)     Eligibility. The Committee may grant SARs to any Participant it selects. The Committee may grant SARs in tandem with an Option or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option, and must have the same date of grant as the underlying Option.

(b)     Exercise of SARs. Tandem SARs may be exercised:

(i)     with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

(ii)     only with respect to the Shares for which its related Option is then exercisable; and

(iii)     only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

The value of the payment with respect to the tandem SAR may be no more than 100% of the difference between the exercise price of the underlying Option (which, as set forth in Section 7(b), may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant) and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SAR is exercised.

(c)     Payment of SAR Benefit. Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)     the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price; by

(ii)     the number of Shares with respect to which the SAR is exercised;

provided that the Committee may provide that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the date of grant as the Committee shall specify. For each SAR, the Committee will establish the SAR exercise price, which may not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant. As determined by the Committee, the payment upon exercise of an SAR may be in cash, in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof.

9.     Performance and Stock Awards.

(a)     Eligibility for Performance and Stock Awards. The Committee may grant awards of Restricted Stock, Performance Shares or Performance Units to Participants the Committee selects.

(b)     Terms and Conditions. Each award of Restricted Stock, Performance Shares or Performance Units may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award. However, an award of Restricted Stock that requires the achievement of Performance Goals must have a restriction period of at least one year, and an award of Restricted Stock that is not subject to Performance Goals must have a restriction period of at least three years. Notwithstanding the foregoing, the Committee may provide that the restrictions imposed on Restricted Stock are accelerated, and that all or a portion of the Performance Goals subject to an Award are deemed achieved, upon a Participant’s death, disability or retirement. The Committee may determine to pay Performance Units in cash, in Shares, or in a combination of cash and Shares.

10.     Annual Management Incentive Awards. The Committee may grant annual incentive awards each year to such executive officers of the Company as it selects. The Committee will determine all terms and conditions of the annual incentive award. However, the Committee must require that payment of all or any portion of the amount subject to the annual incentive award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies. An annual incentive award must relate to a period of at least one year except that, if the award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the award may relate to a period shorter than one year.

11.     Transferability. Each Award granted under this Plan is not transferable other than by will or the laws of descent and distribution, except that a Participant may, if and only to the extent the Committee allows and in a manner the Committee specifies: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer any award. The Committee is not obligated to approve or otherwise permit any Award to be transferred. In no event shall an incentive stock option be transferable by the individual to whom it was granted other than by will or the laws of descent and distribution, and an incentive stock option is exercisable, during such individual’s lifetime, only by such individual.

12.     Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)     Term of Plan. This Plan will terminate, and no Award may be granted more than, ten (10) years after the Effective Date, unless the Board earlier terminates this Plan pursuant to subsection (b).

(b)     Termination and Amendment. The Board may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)     shareholders must approve any amendment of this Plan if required by: (A) the rules and/or regulations promulgated under Section 16 of the Exchange Act (for this Plan to remain qualified under Rule 16b-3), (B) the Code or any rules promulgated thereunder (to allow for incentive stock options to be granted under this Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth in that section), or (C) the listing requirements of NASDAQ or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); and

(ii)     shareholders must approve any of the following Plan amendments: (A) an amendment to increase any number of Shares specified in Section 6(a) (except as permitted by Section 14); (B) an amendment to shorten the restriction periods specified in Section 9(b); or (C) an amendment to the provisions of Section 12(e).

(c)     Amendment, Modification or Cancellation of Awards. Except as provided in subsection (e) and subject to the requirements of this Plan, the Committee may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, so long as any such action does not increase the number of Shares issuable under this Plan (except as permitted by Section 14). No such modification, amendment or cancellation shall be made which would adversely affect the rights of a Participant under any Award previously granted to such Participant without such Participant’s consent; provided, however, that the Committee shall have the right to modify, amend or cancel any outstanding Award or adopt other forms, policies and procedures applicable to outstanding Awards (including amendments, policies and procedures with retroactive effect) without the consent of any Participant (or other interested party) if (i) the Committee determines that such action is necessary or appropriate in order for the Company, this Plan or the Award to satisfy or conform to any applicable law, rule, regulation or other legal requirement, to any listing standard or other requirement of a national securities exchange, or to any accounting standard or requirement, (ii) such action is permitted by another provision of this Plan, or (iii) the Committee determines that such action is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, in each case even if such action reduces, restricts or eliminates rights granted under the Plan, an Award or Award Agreement prior to the modification, amendment or cancellation.

(d)     Survival of Committee Authority and Awards. Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award, and the authority of the Board to amend the Plan, shall extend beyond the date of this Plan’s termination so long as any Award remains outstanding. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions or the terms of this Plan.

(e)     Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 14, neither the Committee nor any other person may decrease the exercise price for any outstanding Option granted under this Plan after the date of grant nor allow a Participant to surrender an outstanding Option granted under this Plan to the Company as consideration for the grant of a new Option with a lower exercise price.

(f)     Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 12(b)(ii).

13.     Taxes.

(a)     Withholding. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as reasonably practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a nonqualified stock option, (b) a disqualifying disposition of Shares received upon the exercise of an incentive stock option, or (c) the lapse of restrictions on Restricted Stock, by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. The Fair Market Value of fractional Shares remaining after payment of the withholding taxes may be paid to the Participant in cash.

(b)     Section 409A of the Code. It is the intention of the Company that the Options, SARs and Restricted Stock granted under this Plan will be exempt from the requirements of Section 409A of the Code, and the other Awards granted under the Plan will be exempt from, or will comply with the requirements of, Section 409A of the Code, and the Plan and the terms and conditions of all Awards and Award Agreements shall be interpreted, construed and administered consistent with such intent. The Committee shall have the right to amend the Plan and any outstanding Awards or Award Agreements or adopt other forms, policies and procedures applicable to the Plan, Awards and Award Agreements (including amendments, policies and procedures with retroactive effect) without Participant consent as may be necessary or appropriate to comply with the requirements of Section 409A of the Code or an exemption thereto, even if the amendment reduces, restricts or eliminates rights granted under the Plan, an Award or Award Agreement prior to the amendment. Although the Company intends to administer the Plan, Awards and Award Agreements in compliance with Section 409A of the Code or an exemption thereto, the Company does not warrant that the terms of any Award or Award Agreement or the Company’s administration thereof will be exempt from, or will comply with the requirements of, Section 409A of the Code. The Company shall not be liable to any Participant or any other person for any tax, interest, or penalties that the person may incur as a result of an Award or Award Agreement or the Company’s administration thereof not satisfying any of the requirements of Section 409A of the Code.

14.     Adjustment Provisions; Change of Control.

(a)     Adjustment of Shares. In the event that, at any time or from time to time, a stock dividend, stock split, reverse stock split, spin-off, recapitalization, extraordinary dividend, or other equity restructuring (as defined in Statement of Financial Accounting Standards No. 123 (revised)) occurs that affects the Shares, the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares that may be granted as Restricted Stock or issued pursuant to incentive stock options, that may be granted to a Participant in any fiscal year) and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award. Such adjustment shall be made by the Committee in a manner it deems equitable in order to prevent the enlargement or dilution of the benefits or potential benefits intended to be granted under this Plan. Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number, and upon any such adjustment the Shares subject to any Award shall be rounded down to the nearest whole Share. It is intended that, to the greatest extent possible, any adjustments contemplated by this Section 14(a) be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 and 409A of the Code), and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

(b)     Mergers and Other Corporation Transactions. In the event of any merger, consolidation, combination, share exchange, acquisition of property or stock, reorganization, dissolution, or other similar corporate transaction or event, whether or not constituting a Change of Control, the Committee may (without the consent of any Participant or other holder of an Award), in its discretion, provide for or cause Awards to be assumed by the surviving corporation or its parent, continued by the Company (if the Company is a surviving corporation), cancelled in exchange for a payment of cash, substituted or exchanged for stock, other securities, or other property, or any combination of the foregoing. Such action shall be effective at such time and in such manner as the Committee specifies based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Shares upon or in respect of such event. Further, all outstanding Awards shall be subject to the terms of any agreement governing any such merger, consolidation, combination, share exchange, acquisition of property or stock, reorganization, dissolution or other transaction or event. If an Award is cancelled in whole or in part in exchange for a cash payment, the amount of such payment shall be determined by the Committee, but if such transaction or event constitutes a Change of Control, then such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under subsection (d).

(c)     Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.

(d)     Change of Control. Except to the extent the Committee provides a result more favorable to holders of Awards, in the event of a Change of Control:

(i)     each holder of an Option (A) shall have the right at any time thereafter to exercise the Option in full whether or not the Option was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option that is so surrendered over the purchase or grant price of such Shares under the Award; provided that the foregoing shall not apply with respect to any portion of an Option that was forfeited or cancelled upon a Participant’s termination of employment or service prior to the date of the Change of Control;

(ii)     Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control Price of such Restricted Stock;

(iii)     each holder of a Performance Share and/or Performance Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

(iv)     each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit; and

(v)     all annual incentive awards that are earned but not yet paid shall be paid, and all annual incentive awards that are not yet earned shall be deemed to have been earned pro rata, as if the Performance Goals are attained as of the effective date of the Change of Control, by taking the product of (A) the Participant’s maximum award opportunity for the fiscal year, and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed from the beginning of the fiscal year to the date of the Change of Control and the denominator of which is 12.

For purposes of this Section 14, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit the value of which is equal to the Fair Market Value of one or more Shares shall be based on, the Change of Control Price.

15.     Miscellaneous.

(a)     Other Terms and Conditions. The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i)     if and to the extent permitted Section 409A of the Code, one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)     the purchase of Shares under Options in installments;

(iii)     the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(iv)     if and to the extent permitted by Section 409A of the Code, provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as the Committee determines;

(v)     restrictions on resale or other disposition; and

(vi)     compliance with federal or state securities laws and stock exchange requirements.

(b)     Employment. Nothing in the Plan or an Award agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or its Affiliates. Unless the Committee provides otherwise in a Participant’s Award agreement, if a Participant changes status from an employee to a Director, or vice versa, or directly transfers employment among the Company or any of its Affiliates such that the Participant does not cease to be an employee of the Company and its Affiliates, the Participant shall not be considered to have terminated employment or service under the terms of this Plan or the Participant’s Award (except, in the case of an incentive stock option, as otherwise required by the Code for purposes of determining the Option’s qualification as an incentive stock option). However, in the event that the Company sells its entire interest in an Affiliate, or sells a portion of its interest in such Affiliate so that such entity no longer meets the definition of an Affiliate, then a Participant at such entity will be considered to have terminated employment at such time for purposes of this Plan and the Participant’s Award agreement unless the Participant’s Award Agreement or the Committee provides otherwise.

(c)     Award Agreement. No Award granted under this Plan shall be effective unless and until either (i) the Company and the Participant execute a written agreement that sets forth the terms and provisions applicable to the Participant’s Award, or (ii) the Company issues a written statement to a Participant describing the terms and provisions of the Participant’s Award.

(d)     No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(e)     Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(f)     Requirements of Law. The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(g)     Governing Law. This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Florida, without reference to any conflict of law principles.

(h)     Construction. Titles and heading to sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of the Plan. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein also shall include the masculine, the plural shall include the singular, and the singular shall include the plural.

(i)     Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

(j)     Non-Exclusivity. The adoption of this Plan shall not preclude the Company from maintaining or adopting any additional stock option, restricted stock, incentive or other compensation plans or arrangements for any of its officers, directors, employees or other service providers.